Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2015 RESULTS

•	1Q15 Normalized FFO of $0.60 per Diluted Share

•	1Q15 AFFO of $0.72 per Diluted Share

•	Updated 2015 AFFO Guidance of $3.30 to $3.39 per Diluted Share

•	Updated 2015 Guidance Reflects Additional 2Q15 Start-Up Expenses, Negative Fluctuation in Foreign Exchange Rates, and More Gradual Seasonal Increase in Federal Populations

Boca Raton, Fla. – April 30, 2015 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the first fully integrated equity real estate investment trust (“REIT”) specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the first quarter 2015. The information presented herein and in GEO’s supplemental disclosure reflects the name change of GEO’s Community Service division to GEO Care effective January 1, 2015.

First Quarter 2015 Highlights

•	Net Income Attributable to GEO of $0.39 per Diluted Share

•	Adjusted Net Income of $0.41 per Diluted Share; Adjusted for LCS Corrections Services, Inc. Acquisition Related Expenses

•	Net Operating Income of $116.0 million

•	Normalized FFO of $0.60 per Diluted Share

•	AFFO of $0.72 per Diluted Share

For the first quarter 2015, Normalized Funds From Operations (“Normalized FFO”) increased to $44.2 million, or $0.60 per diluted share, from $41.4 million, or $0.58 per diluted share, for the first quarter 2014. First quarter 2015 Adjusted Funds From Operations (“AFFO”) increased to $52.9 million, or $0.72 per diluted share, from $51.4 million, or $0.71 per diluted share, for the first quarter 2014. For the first quarter 2015, Net Operating Income (“NOI”) increased to $116.0 million from $107.5 million for the first quarter 2014.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our first quarter results, which continue to reflect robust operational and financial performance from our diversified business units. We have updated our guidance for the balance of 2015 to reflect several factors affecting primarily our second quarter, including additional start-up expenses, negative fluctuations in foreign exchange rates, and a more gradual seasonal increase in federal populations. Notwithstanding these near-term challenges, we have achieved significant milestones so far this year. With our recently announced mobilization of the North Lake Correctional Facility in Michigan, we expect to reactivate more than 4,000 previously idle beds in inventory in 2015. Together with the reactivation of 1,400 beds in 2014, these important steps will have reduced our beds in inventory from approximately 8,000 beds to 2,000 beds. We have also integrated 6,500 owned beds from the acquisition of LCS Corrections last quarter. We expect all of these milestones will continue to increase value for our shareholders.”

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

GEO reported total revenues for the first quarter 2015 of $427.4 million up from total revenues of $393.1 million for the first quarter 2014. First quarter 2015 revenues reflect $21.8 million in construction revenues associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia.

GEO reported first quarter 2015 net income attributable to GEO of $28.8 million, or $0.39 per diluted share, compared to $28.0 million, or $0.39 per diluted share, for the first quarter 2014. GEO’s first quarter 2015 results reflect approximately $1.6 million, net of tax, in acquisition related expenses in connection with GEO’s recent acquisition of eight correctional and detention facilities from LCS Corrections Services, Inc. Excluding acquisition related expenses, GEO reported first quarter 2015 adjusted net income of $0.41 per diluted share. First quarter 2015 results, including construction revenues, were impacted by the strengthening of the U.S. dollar.

NOI, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures as well as Adjusted Net Income.

2015 Financial Guidance

GEO updated its financial guidance for 2015 to reflect several factors affecting primarily the second quarter 2015. As previously announced, GEO is scheduled to activate the company-owned, 1,940-bed Great Plains Correctional Facility in Hinton, Oklahoma and a 640-bed expansion at the company-owned Adelanto Detention Facility in Adelanto, California in the second quarter 2015 and early third quarter 2015, respectively.

In addition, earlier this week GEO announced the mobilization of the company-owned, 1,740-bed North Lake Correctional Facility in Baldwin, Michigan (the “North Lake Facility”) during the second quarter 2015. The decision to mobilize the North Lake Facility was made as a result of the current demand for out-of-state correctional bed space. The mobilization effort will entail hiring staff and purchasing supplies in order to prepare the previously idle North Lake Facility to receive inmates. GEO does not currently have a contract to house inmates at the North Lake Facility, but GEO believes that it may secure one or more contracts in the near future and expects that it may need to activate the North Lake Facility in the next 60 to 90 days.

These expected activations will result in significant start-up activity during the second quarter 2015, which along with a slightly slower ramp up schedule at the company-owned, 400-bed Mesa Verde Detention Facility, which opened in March 2015, have resulted in higher than expected start-up expenses during the second quarter 2015.

Additionally, GEO’s international operations for the balance of 2015 are expected to continue to be impacted by the strengthened U.S. dollar.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Finally, as GEO has previously discussed, federal populations tend to experience seasonal fluctuations primarily during the first quarter and part of the second quarter of each year. GEO believes that the uncertainty related to the fiscal year 2015 budget for the Department of Homeland Security during the first few months of 2015 may have also contributed to additional softness in federal populations. GEO’s guidance now assumes a more gradual seasonal increase in federal populations, which primarily impacts the second quarter.

As a result of these factors, GEO expects its full-year 2015 AFFO to be in a range of $3.30 to $3.39 per diluted share. Excluding acquisition related expenses, GEO expects adjusted earnings for the full year 2015 to be in a range of $1.90 to $1.97 per diluted share.

Additionally, GEO expects construction revenue associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia to be approximately $120.0 million for the full year 2015 versus the $137.0 million previously expected primarily as a result of the strengthening of the U.S. dollar. GEO expects full-year 2015 total revenues to be in a range of $1.87 billion to $1.89 billion. GEO’s full-year 2015 NOI is expected to be in a range of $512.5 million to $519.5 million and full-year 2015 Adjusted EBITDA to be in a range of $372.5 million to $379.5 million.

For the second quarter 2015, GEO expects AFFO to be in a range of $0.76 to $0.80 per diluted share. GEO expects second quarter 2015 earnings per diluted share to be in a range of $0.40 to $0.43 and second quarter 2015 revenues to be in a range of $445.0 million to $450.0 million, including approximately $14.0 million in construction revenue associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia.

Quarterly Dividend

On April 29, 2015, GEO’s Board of Directors declared a quarterly cash dividend of $0.62 per share. The quarterly cash dividend will be paid on May 21, 2015 to shareholders of record as of the close of business on May 11, 2015. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s first quarter 2015 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 7, 2015 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10064837.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 106 facilities totaling approximately 85,500 beds, including projects under development, with a growing workforce of approximately 19,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2015, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses and real estate related operating lease expense, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt costs and other non-cash interest, and non-cash mark-to-market adjustments for derivative instruments and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax.

--More--

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the second quarter of 2015 and full year 2015 and the assumptions underlying such guidance, and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2015 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities, achieve substantial improvements in the occupancy rates at the eight LCS Corrections Facilities, and reactivate more than 4,000 previously idle beds; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

First quarter 2015 financial tables to follow:

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Q1 2015	Q1 2014

Revenues	$427,369	$393,137
Operating expenses	317,909	291,923
Depreciation and amortization	24,940	24,142
General and administrative expenses	31,848	28,502

Operating income	52,672	48,570
Interest income	2,073	732
Interest expense	(24,646)	(20,652)

Income before income taxes and equity in earnings of affiliates	30,099	28,650

Provision for income taxes	2,828	2,138
Equity in earnings of affiliates, net of income tax provision	1,485	1,484

Net income	28,756	27,996
Less: Net loss/(income) attributable to noncontrolling interests	21	(6)

Net income attributable to The GEO Group, Inc.	$28,777	$27,990

Weighted Average Common Shares Outstanding:
Basic	73,549	71,449
Diluted	73,884	71,895

Income per Common Share Attributable to The GEO Group, Inc. :

Basic:

Net income per share — basic	$0.39	$0.39

Diluted:

Net income per share — diluted	$0.39	$0.39

Reconciliation of Net Income Attributable to GEO to Adjusted Income

(In thousands, except per share data)

(Unaudited)

	Q1 2015	Q1 2014

Net Income attributable to GEO	$28,777	$27,990

Add: M&A related expense, net of tax	$1,559	—

Adjusted Net Income	$30,336	$27,990

Income Per Diluted Common Share Attributable to GEO	$0.39	$0.39

Add: M&A related expense, net of tax, per Diluted Common Share	$0.02	—

Adjusted Net Income Per Diluted Common Share	$0.41	$0.39

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	March 31, 2015	December 31, 2014
ASSETS

Current Assets

Cash and cash equivalents	$68,981	$41,337
Restricted cash and investments	8,489	4,341
Accounts receivable, less allowance for doubtful accounts	261,280	269,038
Current deferred income tax assets	25,884	25,884
Prepaid expenses and other current assets	48,901	36,806

Total current assets	413,535	377,406

Restricted Cash and Investments	23,217	19,578
Property and Equipment, Net	1,907,063	1,772,166
Contract Receivable	87,042	66,229
Direct Finance Lease Receivable	7,077	9,256
Non-Current Deferred Income Tax Assets	5,873	5,873
Intangible Assets, Net (including goodwill)	825,376	649,165
Other Non-Current Assets	98,738	102,535

Total Assets	$3,367,921	$3,002,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$60,535	$58,155
Accrued payroll and related taxes	55,851	38,556
Accrued expenses and other current liabilities	135,821	140,612
Current portion of capital lease obligations, long-term debt, and non-recourse debt	16,648	16,752

Total current liabilities	268,855	254,075

Non-Current Deferred Income Tax Liabilities	10,068	10,068
Other Non-Current Liabilities	99,666	87,429
Capital Lease Obligations	9,574	9,856
Long-Term Debt	1,795,267	1,462,819
Non-Recourse Debt	158,060	131,968
Shareholders’ Equity	1,026,431	1,045,993

Total Liabilities and Shareholders’ Equity	$3,367,921	$3,002,208

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Q1 2015	Q1 2014

Net Income attributable to GEO	$28,777	$27,990

Add:
Real Estate Related Depreciation and Amortization	13,885	13,381

Equals: NAREIT defined FFO	$42,662	$41,371

Add:
M&A related expenses, net of tax	1,559	—

Equals: FFO, normalized	$44,221	$41,371

Add:
Non-Real Estate Related Depreciation & Amortization	11,055	10,761
Consolidated Maintenance Capital Expenditures	(6,661)	(4,420)
Stock Based Compensation Expenses	2,621	2,466
Amortization of Debt Costs and Other Non-Cash Interest	1,506	1,224
Non-Cash Mark-to-Market Adjustment - Derivative Instruments	189	—

Equals: AFFO	$52,931	$51,402

Weighted average common shares outstanding - Diluted	73,884	71,895

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.60	$0.58

AFFO Per Diluted Share	$0.72	$0.71

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Q1 2015	Q1 2014

Net income attributable to GEO	$28,777	$27,990

Less
Net loss/(income) attributable to noncontrolling interests	21	(6)

Net Income	$28,756	$27,996

Add
Equity in earnings of affiliates, net of income tax provision	(1,485)	(1,484)
Income tax (benefit)/provision	2,828	2,138
Interest expense, net of interest income	22,573	19,920
Depreciation and amortization	24,940	24,142
General and administrative expenses	31,848	28,502

Net Operating Income, net of operating lease obligations	$109,460	$101,214

Add: Operating lease expense, real estate	6,566	6,295

Net Operating Income (NOI)	$116,026	$107,509

Less:
General and administrative expenses	31,848	28,502
Operating lease expense, real estate	6,566	6,295
Equity in earnings of affiliates, pre-tax	(2,098)	(2,033)

EBITDA	$79,710	$74,745

Adjustments
Net loss/(income) attributable to noncontrolling interests	21	(6)
Stock based compensation expenses, pre-tax	2,621	2,466

Adjusted EBITDA	$82,352	$77,205

-- More --

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2015 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	Full Year 2015

Net Income	$141,000	to	$147,000
Real Estate Related Depreciation and Amortization	59,000		59,000

Funds from Operations (FFO)	$200,000	to	$206,000

Adjustments
M&A Related Expenses, Net of Tax	1,500		1,500

Normalized Funds from Operations	$201,500	to	$207,500

Non-Real Estate Related Depreciation and Amortization	49,000		50,000
Consolidated Maintenance Capex	(22,000)		(22,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	17,000		17,000

Adjusted Funds From Operations (AFFO)	$245,500	to	$252,500

Net Cash Interest Expense	90,000		90,000
Consolidated Maintenance Capex	22,000		22,000
Income Taxes	15,000		15,000

Adjusted EBITDA	$372,500	to	$379,500

G&A Expenses	125,000		125,000
Non-Cash Stock Based Compensation	(10,000)		(10,000)
Real Estate Related Operating Lease Expense	25,000		25,000

Net Operating Income	$512,500	to	$519,500

FFO Per Share (Normalized)	$2.71	to	$2.79
AFFO Per Share	$3.30	to	$3.39
Weighted Average Common Shares Outstanding-Diluted	74,300	to	74,400

- End -

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436